 EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the New Ireland Fund, Inc. for the period ended October 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the New Ireland Fund, Inc. for the stated period.

/s/ Sean Hawkshaw	/s/ Lelia Long
Sean Hawkshaw	Lelia Long
President, The New Ireland Fund, Inc.	Treasurer, The New Ireland Fund, Inc.

Dated:	December 22, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The New Ireland Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.